UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Zoetis Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 13, 2015, Zoetis Inc. filed the attached Current Report on Form 8-K.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2015 (April 10, 2015)

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

100 Campus Drive, Florham Park, NJ	07932
(Address of principal executive offices)	(Zip Code)

(973) 822-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2015, the Board of Directors of Zoetis Inc. (the “Company”) adopted resolutions appointing Mr. Paul M. Bisaro to serve as a director of the Company and as a member of the Board’s Compensation Committee with a term beginning immediately following the Company’s 2015 Annual Meeting of Shareholders and expiring at the Company’s 2016 Annual Meeting of Shareholders. In connection with the appointment of Mr. Bisaro, the size of the Board of Directors of the Company will be increased from ten to eleven members.

Mr. Bisaro’s appointment to the Company’s Board of Directors satisfies the provision, under a Letter Agreement (the “Letter Agreement”) between the Company and Pershing Square Capital Management, to add an independent director who is mutually acceptable to both parties. The Letter Agreement was previously filed as Exhibit 99.1 to the Company’s February 4, 2015 Current Report on Form 8-K (the “February 8-K”), and is incorporated by reference herein. As described in the February 8-K and in the Letter Agreement, the term of Mr. William Doyle as an existing Class III director of the Company will expire at the Company’s 2016 Annual Meeting of Shareholders. The Letter Agreement also provides that if Pershing Square desires to have Mr. Doyle remain on the Company’s Board through the Company’s 2017 Annual Meeting of Shareholders and delivers the appropriate notice pursuant to the Letter Agreement, Mr. Doyle will resign as a Class III director with a term expiring at the 2016 Annual Meeting and the Company’s Board will appoint Mr. Doyle as a Class I Director with a term expiring at the 2017 Annual Meeting and as a member of the Corporate Governance Committee of the Company’s Board. The Letter Agreement also provides that the Company will be required to include Mr. Bisaro on the slate of nominees recommended by the Company’s Board for a full term in the Company’s proxy statement and on its proxy card relating to the Company’s 2016 Annual Meeting, subject to Mr. Bisaro providing to the Company all information regarding himself required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and as required of any nominee by the Company’s bylaws. Therefore, there will only be four Class III directors up for election at the Company’s 2016 Annual Meeting.

Except for the Letter Agreement, there are no arrangements or understandings pursuant to which Mr. Bisaro will be appointed to the Board, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and Mr. Bisaro that would be reportable under Item 404(a) of Regulation S-K. Mr. Bisaro will be eligible for participation in the Company's non-employee director compensation program, which is described under the caption “Compensation of Directors” in the Company’s proxy statement for its May 1, 2015 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on March 20, 2015.

In connection with his appointment as a member of the Board, the Company will enter into its standard form of indemnification agreement with Mr. Bisaro. A form of indemnification agreement was previously filed by the Company as Exhibit 10.19 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-183254), as originally filed with the Securities and Exchange Commission on August 13, 2012, as subsequently amended.

On April 13, 2015, the Company issued a press release announcing the appointment of Mr. Bisaro. A copy of the press release is included as an exhibit to this Current Report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit:

99.1     Press Release issued on April 13, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

By:	/s/ Heidi C. Chen
Name:	Heidi C. Chen
Title:	Executive Vice President,
General Counsel and Corporate Secretary
Dated: April 13, 2015

INDEX OF EXHIBITS

Exhibit
Number	Description

99.1	Press Release issued on April 13, 2015.

Exhibit 99.1

FOR IMMEDIATE RELEASE
April 13, 2015

Media Contacts:	Investor Contacts:
Bill Price	John O'Connor
1-973-443-2742 (o)	1-973-822-7088 (o)
william.price@zoetis.com	john.oconnor@zoetis.com

Elinore White
1-973-443-2835 (o)
elinore.white@zoetis.com

Zoetis Appoints Paul M. Bisaro to Board of Directors

FLORHAM PARK, N.J. - April 13, 2015 - Zoetis Inc. (NYSE: ZTS) today announced that its Board of Directors has appointed Paul M. Bisaro, Executive Chairman of Actavis plc, to the company’s Board of Directors. Mr. Bisaro’s term will begin immediately following the company’s 2015 Annual Meeting of Shareholders, which is scheduled for May 1, 2015. With the addition of Mr. Bisaro, the Zoetis Board will expand to 11 directors, and he will serve on the Compensation Committee.

"We are pleased to announce that Paul will join the Zoetis Board," said Zoetis Chief Executive Officer Juan Ramón Alaix. "He brings extensive business leadership and global healthcare experience to Zoetis, along with a deep understanding of the pharmaceutical industry. He will be a valuable addition to our board as we continue to grow our position as the world's leading animal health company."

Mr. Bisaro has more than 20 years of experience in the healthcare industry. He is Executive Chairman of Actavis plc, a global pharmaceutical company focused on developing, manufacturing and commercializing innovative branded pharmaceuticals, high-quality generic and over-the-counter medicines, and biologic products.

He previously served as President, CEO and Chairman of the Board of Actavis. Prior to joining Actavis (then Watson Pharmaceuticals), he was President and Chief Operating Officer of Barr Pharmaceuticals, Inc. He also served as General Counsel at Barr and held various additional roles, including Senior Vice President of Strategic Business Development. Prior to joining Barr,

Mr. Bisaro was associated with the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds. He also served as a Senior Consultant with Arthur Andersen & Co.

About Zoetis
Zoetis (zô-EH-tis) is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products and genetic tests and supported by a range of services. In 2014, the company generated annual revenue of $4.8 billion. With approximately 10,000 employees worldwide at the beginning of 2015, Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals in 120 countries.  For more information, visit www.zoetis.com.

 DISCLOSURE NOTICES
Forward-Looking Statements: This press release may contain forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, expectations regarding products, future use of cash and dividend payments, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.
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